EXHIBIT 4.3
AMENDED AND RESTATED SUBORDINATED LOAN NOTE
$400,000,000
AS OF MARCH 31, 2006
      FOR VALUE RECEIVED, National Medical Care, Inc., a Delaware corporation, Bio-Medical Applications of Alabama, Inc., a Delaware corporation, Bio-Medical Applications of Connecticut, Inc., a Delaware corporation, Bio-Medical Applications of Fayetteville, Inc., a Delaware corporation, Bio-Medical Applications of Florida, Inc., a Delaware corporation, Bio-Medical Applications of Georgia, Inc., a Delaware corporation, Bio-Medical Applications of Indiana, Inc., a Delaware corporation, Bio-Medical Applications of Jersey City, Inc., a Delaware corporation, Bio-Medical Applications of Kentucky, Inc., a Delaware corporation, Bio-Medical Applications of Louisiana, Inc., a Delaware corporation, Bio-Medical Applications of Maryland, Inc., a Delaware corporation, Bio-Medical Applications of Massachusetts, Inc., a Delaware corporation, Bio-Medical Applications of Mississippi, Inc., a Delaware corporation, Bio-Medical Applications of Missouri, Inc., a Delaware corporation, Bio-Medical Applications of New Jersey, Inc., a Delaware corporation, Bio-Medical Applications of North Carolina, Inc., a Delaware corporation, Bio-Medical Applications of Ohio, Inc., a Delaware corporation, Bio-Medical Applications of Oklahoma, Inc., a Delaware corporation, Bio-Medical Applications of Pennsylvania, Inc., a Delaware corporation, Bio-Medical Applications of South Carolina, Inc., a Delaware corporation, Bio-Medical Applications of Tennessee, Inc., a Delaware corporation, Bio-Medical Applications of Texas, Inc., a Delaware corporation, and Bio-Medical Applications of Virginia, Inc., a Delaware corporation, Bio-Medical Applications of Wisconsin, Inc., a Delaware corporation, (collectively, the “Borrowers”) jointly and severally promise to pay to the order of Fresenius AG, a German corporation, or its specified subsidiary, (the “Lender”) the lesser of (i) the principal amount of $400,000,000 (Four Hundred Million Dollars), or (ii) the unpaid principal amount of all Advances (as defined in Section 2) made by the Lender to the Borrowers hereunder, together with interest accrued thereon at the rate set forth below, on the date specified for repayment of such Advance pursuant to Clause 3 hereof or such earlier date as such amounts may become payable pursuant to the terms hereof.
      1. This Note amends and restates the Subordinated Loan Note dated as of May 18, 1999, issued to the Lender by the borrowers party thereto, as amended and in effect on the date hereof (the “Existing Note”). All “Advances” as defined in and outstanding under the Existing Note on the date hereof shall continue as Advances hereunder.
      2. The following terms used in this Note shall have the following meanings:

“FMC Credit Agreements” means (i) the Bank Credit Agreement among FMC and FMCH, as borrowers and guarantors, the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG New York Branch, as Sole Syndication Agent, the Bank of Nova Scotia, Credit Suisse, Cayman Islands Branch, Dresdner Bank AG, Niederlassung Luxembourg and JPMorgan Chase Bank, National Association, as Co-Documentation Agents, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Book Running Managers, as amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time, and (ii) the Term Loan Credit Agreement among FMC and FMCH, as borrowers and guarantors, the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG New York Branch, as Sole Syndication Agent, the Bank of Nova Scotia, Credit Suisse, Cayman Islands Branch, Dresdner Bank AG, Niederlassung Luxembourg and JPMorgan Chase Bank, National Association, as Co-Documentation Agents, Banc of America Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Book Running Managers, as amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time.

“FMC” means Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares, and its successors and permitted assigns.

“FMCH” means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns.

“1998 7 7/8% NOTES” means the 7 7/8 % USD Senior Subordinated Notes due 2008 of FMC issued pursuant to that certain Senior Subordinated Indenture dated as of February 19, 1998 by and among FMC Trust Finance S.a.r.l. Luxembourg, as issuer, State Street Bank and Trust Company), as trustee, and the Guarantors named therein, as guarantors, as it may be further amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time.

“1998 7 3/8% NOTES” means the 7 7/8 % DM Senior Subordinated Notes due 2008 of FMC issued pursuant to that certain Senior Subordinated Indenture dated as of February 19, 1998 by and among FMC Trust Finance S.a.r.l. Luxembourg, as issuer, State Street Bank and Trust Company), as trustee, and the Guarantors named therein, as guarantors, as it may be further amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time.

“2001 7 7/8% NOTES” means the 7 7/8 % USD Senior Subordinated Notes due 2011 of FMC issued pursuant to that certain Senior Subordinated Indenture dated as of June 6, 2001 by and among FMC Trust Finance S.a.r.l. Luxembourg, as issuer, State Street Bank and Trust Company), as trustee, and the Guarantors named therein, as guarantors, as it may be further amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time.

“2001 7 3/8% NOTES” means the 7 3/8 % Euro Senior Subordinated Notes due 2011 of FMC issued pursuant to that certain Senior Subordinated Indenture dated as of June 15, 2001 by and among FMC Trust Finance S.a.r.l. Luxembourg, as issuer, State Street Bank and Trust Company), as trustee, and the Guarantors named therein, as guarantors, as it may be further amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time.

All other capitalized terms used but not otherwise defined herein shall bear the meanings assigned thereto in the FMC Credit Agreements.
      3. The Lender may lend (but shall not have any commitment to lend) one or more advances (each an “Advance”) to the Borrowers jointly and severally from time to time upon request during the period from the date hereof to but excluding March 31, 2011 in an aggregate amount which shall not exceed $400,000,000. Amounts borrowed hereunder may be repaid and reborrowed. The Lender shall have no obligation to make any Advance requested hereunder.
      4. Each Advance shall be repaid in full on the date that is one, two or three months after the date on which it is made, as agreed by the Borrowers and the Lender on the date such Advance is made, or any other period agreed between the Borrowers and the Lender; provided, that if no maturity date is so agreed, such Advance shall have a term of one month.
      5. The unpaid principal amount of each Advance made hereunder shall bear interest at a fluctuating rate per annum equal to the Eurocurrency Rate (as defined in and calculated pursuant to the FMC Credit Agreements) for an Interest Period equivalent to the term of such Advance plus a margin, determined pursuant to the pricing matrix set forth below, that is based on the Consolidated Leverage Ratio (as defined in and calculated pursuant to the FMC Credit Agreements), and shall change as and when the Applicable Percentage (as defined in and calculated pursuant to the FMC Credit Agreements) changes:

Pricing Level	Consolidated Leverage Ratio	Margin

*	≤*:*	*	%
*	>*:* but ≤ *:*	*	%
*	>*:* but ≤ *:*	*	%
*	>*:* but ≤ *:*	*	%
*	>*:* but ≤ *:*	*	%
*	>*:*	*	%
Interest shall be payable in arrears upon maturity, on any prepayment and on any acceleration of the principal amount hereof and shall be computed on the basis of a 360-day year for the actual number of days elapsed (including the first day and excluding the last day).

*	Confidential treatment has been requested as to the omitted portions of this document in accordance with the applicable rules of the Securities and Exchange Commission.

     6. Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day or is a day on which commercial banks are authorized or required by law to close in the Federal Republic of Germany, such payment shall be made on the next succeeding Business Day on which commercial banks are not authorized or required by law to close in the Federal Republic of Germany, and such extension of time shall be included in the computation of the payment of interest on this Note.
      7. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States in same day funds to the Lender’s Dollar account no: * with Dresdner Bank Bad Homburg v.d.H., bank code: 50080000, SWIFT code: DRESDEFF.
      8. THE BORROWERS HEREBY COVENANT AND AGREE, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY COVENANTS AND AGREES, THAT, TO THE EXTENT AND IN THE MANNER HEREINAFTER SET FORTH THE PAYMENT OF THE PRINCIPAL OF THE INDEBTEDNESS EVIDENCED HEREBY AND ANY INTEREST PAYABLE IN RESPECT THEREOF ARE HEREBY EXPRESSLY MADE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS THEN DUE AND PAYABLE IN RESPECT OF (I) ALL OBLIGATIONS OF THE BORROWERS UNDER THE FMC CREDIT AGREEMENTS, (II) IF ANY BORROWER SHALL GUARANTY THE 1998 7 7/8% NOTES, THE 1998 7 3/8% NOTES, the 2001 7 7/8% NOTES and the 2001 7 3/8% NOTES ALL “SENIOR INDEBTEDNESS” OF SUCH BORROWER (AS SUCH TERM IS DEFINED IN THE INDENTURES PURSUANT TO WHICH SUCH NOTES ARE ISSUED), AND (III) ALL “SENIOR INDEBTEDNESS” OF ANY BORROWER AS DEFINED IN ANY OTHER TRUST PREFERRED DEBT (AS DEFINED IN THE FMC CREDIT AGREEMENTS) THAT IS GUARANTEED BY SUCH BORROWER OR ANY OTHER DEBT THAT IS PARI PASSU THERETO THAT IS GUARANTEED BY SUCH BORROWER (COLLECTIVELY, THE “PREFERRED INDEBTEDNESS”).
      8. It is hereby further specifically provided that the indebtedness evidenced hereby shall rank pari passu with the 1998 7 7/8% Notes, the 1998 7 3/8% Notes, the 2001 7 7/8% Notes, the 2001 7 3/8 % Notes or any other debt that is pari passu thereto in right of payment and the obligations (if any) of the Borrowers in respect thereof, in each case to the extent and only to the extent required by the terms of such debt; provided, however, that this provision shall not affect the relative rights (if any) of the holders of the Notes against the Borrowers other than their rights in relation to the Lender hereunder.
      9. If a payment or distribution is made to the Lender in respect of this Note that, in accordance with Clause 7 above, should not have been made, the Lender agrees that it shall hold such payment or distribution in trust for the holders of the Preferred Indebtedness and pay such payment or distribution over to such holders of Preferred Indebtedness as their interests may appear.
      10. If any Bankruptcy Event shall occur with respect to the Borrowers, all amounts of principal and accrued interest outstanding under this Note shall become immediately due and payable.
      11. The Lender agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all Advances, the maturity date of each such Advance and principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any Advance or any payment made on this Note shall not limit or otherwise affect the obligation of the Borrowers hereunder with respect to payments of principal or interest on this Note.
      12. Any Borrower may cease to be a Borrower hereunder by delivering a written notice to the Lender, effective on the later to occur of (i) the date the Lender receives such written notice and (ii) the date such Borrower has paid all of its obligations and all accrued and unpaid interest, fees and other obligations hereunder or in connection herewith.
      13. Upon the formation, acquisition (other receipt of interests) or existence of any Material Domestic Subsidiary of FMCH that is not a Borrower hereunder, such Material Domestic Subsidiary may become a Borrower hereunder by executing an amendment to this Note.

*	Confidential treatment has been requested as to the omitted portions of this document in accordance with the applicable rules of the Securities and Exchange Commission.

      14. THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS ARISING HEREUNDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
      15. The obligations of the Borrowers arising under this Note may be prepaid in whole or in part, together with all accrued interest thereon, without penalty or premium with the Net Proceeds of any Equity Transaction, or with the prior consent of the Lender.
      16. The terms of this Note are subject to amendment only by a writing signed by the Borrowers and the Lender.
      17. In no event shall any interest be payable under this Note to the extent that the payment thereof would be prohibited by applicable law.
      18. The Borrowers hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
      19. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender, of any right or remedy shall preclude any other or further exercise of any other right or remedy.
      20. In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, this Note has been executed as of the day and year and at the place first written above.

NATIONAL MEDICAL CARE, INC.

BIO-MEDICAL APPLICATIONS OF
ALABAMA, INC.

BIO-MEDICAL APPLICATIONS OF
CONNECTICUT, INC.

BIO-MEDICAL APPLICATIONS OF
FAYETTEVILLE, INC.

BIO-MEDICAL APPLICATIONS OF
FLORIDA, INC.

BIO-MEDICAL APPLICATIONS OF
GEORGIA, INC.

BIO-MEDICAL APPLICATIONS OF
INDIANA, INC.

BIO-MEDICAL APPLICATIONS OF
JERSEY CITY, INC.

BIO-MEDICAL APPLICATIONS OF
KENTUCKY, INC.

BIO-MEDICAL APPLICATIONS OF
LOUISIANA, INC.

BIO-MEDICAL APPLICATIONS OF
MARYLAND, INC.

BIO-MEDICAL APPLICATIONS OF
MASSACHUSETTS, INC.

BIO-MEDICAL APPLICATIONS OF
MISSISSIPPI, INC.

BIO-MEDICAL APPLICATIONS OF
MISSOURI, INC.

By:	/s/ Mark Fawcett

Name: Mark Fawcett

Title:	Treasurer for each of the foregoing

BIO-MEDICAL APPLICATIONS OF
NEW JERSEY, INC.

BIO-MEDICAL APPLICATIONS OF
NORTH CAROLINA, INC.

BIO-MEDICAL APPLICATIONS OF
OHIO, INC.

BIO-MEDICAL APPLICATIONS OF
OKLAHOMA, INC.

BIO-MEDICAL APPLICATIONS OF
PENNSYLVANIA, INC.

BIO-MEDICAL APPLICATIONS OF
SOUTH CAROLINA, INC.

BIO-MEDICAL APPLICATIONS OF
TEXAS, INC.

BIO-MEDICAL APPLICATIONS OF
VIRGINIA, INC.

BIO-MEDICAL APPLICATIONS OF
WISCONSIN, INC.

By:	/s/ Mark Fawcett

Name: Mark Fawcett

Title:	Treasurer for each of the foregoing

ACKNOWLEDGED AND AGREED:
FRESENIUS AG

By:	/s/ Karl Dieter Schwab

Name: ppa. Dr. Karl-Dieter Schwab

Title:	Procurist

By:	/s/ Dietmar Blumenhagen

Name: ppa. Dr. Dietmar Blumenhagen

Title:	Procurist

TRANSACTIONS ON PROMISSORY NOTE

	Amount of	Maturity Date	Amount of	Amount of	Outstanding
	Advance Made	of Such	Principal Paid	Interest Paid	Principal Balance	Notation Made
Date	This Date	Advance	This Date	This Date	This Date	By